UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2020

TATTOOED CHEF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38615	82-5457906
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6305 Alondra Boulevard

Paramount, California 90723

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (562) 602-0822

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Warrants, each exercisable for one share of common stock	TTCFW	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	TTCF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 15, 2020, Myjojo, Inc. (“Ittella Parent”) and the registrant, Forum Merger II Corporation (“Forum”) (now Tattooed Chef, Inc.), consummated the previously-announced business combination contemplated by the agreement and plan of merger by and among Ittella Parent, Sprout Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Ittella Parent, and Salvatore Galletti, in his capacity as the holder representative, entered into an Agreement and Plan of Merger, which was amended on August 10, 2020 by the First Amendment to the Agreement and Plan of Merger (the “Merger Agreement” and the transactions contemplated therein, the “Transactions”), following the approval at the special meeting of the stockholders of Forum held on October 15, 2020. The Transactions involved the merger of Merger Sub with and into Ittella Parent, with Ittella Parent continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Business Combination”).

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to Tattooed Chef, Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of the Company. All references to “Forum” refer to the Company before the closing of the Transactions (the “Closing”).

As disclosed in the Current Report on Form 8-K filed by the registrant on October 21, 2020, the Audit Committee of Forum resolved that Marcum, LLP (“Marcum”) would be dismissed as the Company’s independent registered public accounting firm effective upon filing of the Company’s Form 10-Q for the quarter ended September 30, 2020, which consists only of the accounts of the pre-Closing company, Forum.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

Marcum served as the independent registered public accounting firm for Forum from its inception through the Closing. The firm of BDO USA, LLP (“BDO”) served as the independent registered public accounting firm for privately-held Ittella Parent prior to the Business Combination.

On October 15, 2020, the Audit Committee of the board of directors of the Company approved the engagement of BDO as the Company’s independent registered public accounting firm effective as of the Closing to audit the Company’s consolidated financial statements for the year ended December 31, 2020. The Audit Committee of Forum resolved that Marcum would be dismissed as the Company’s independent registered public accounting firm effective upon filing of the Company’s Form 10-Q for the quarter ended September 30, 2020, which consists only of the accounts of the pre-Closing company, Forum. Accordingly, Marcum was informed that it would be dismissed as the Company’s independent registered public accounting firm effective as of November 9, 2020.

Marcum’s report on Forum’s financial statements as of December 31, 2019 and 2018, for the year ended December 31, 2019 and for the period from May 4, 2018 (inception) to December 31, 2018 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the period of Marcum’s engagement by Forum, and the subsequent interim period preceding Marcum’s dismissal, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum’s engagement and the subsequent interim period preceding Marcum’s dismissal.

During the period from May 4, 2018 (Forum’s inception) through December 31, 2019 and the subsequent interim period preceding the engagement of BDO, Forum did not consult BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Forum’s financial statements, and neither a written report was provided to Ittella Parent or oral advice was provided that BDO concluded was an important factor considered by Ittella Parent in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Ittella Parent provided Marcum with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Current Report and requested that Marcum furnish a letter addressed to the Commission, which is included as Exhibit 16.1 to this Current Report, stating whether it agrees with these disclosures, and, if not, stating the respects in which it does not agree.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter re Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TATTOOED CHEF, INC.

	By:	/s/ Salvatore Galletti
	Name:	Salvatore Galletti
	Title:	Chief Executive Officer
Date: November 12, 2020

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